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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                              --------------------

                             USINTERNETWORKING, INC.

             (Exact name of Registrant as specified in its charter)


                  DELAWARE                           52-2078325
      (State or other jurisdiction of             (I.R.S. Employer
       incorporation or organization)            Identification No.)


               One USI Plaza                            21401
            ANNAPOLIS, MARYLAND                      (Zip Code)
  (Address of Principal Executive Offices)


   If this form relates to the             If this form relates to the
   registration of a class of securities   registration of a class of securities
   pursuant to Section 12(b) of the        pursuant to section 12(g) of the
   Exchange Act and is effective           Exchange Act and is effective
   pursuant to General Instruction         pursuant to General Instruction
   A.(c), please check the following       A.(d), please check the following
   box.  |_|                               box. |X|


Securities Act registration statement file number to which this form relates:
     333-70717
-------------------
 (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

         None

Securities to be registered pursuant to Section 12(g) of the Act:

                         Common Stock, par value $0.001
                                (Title of Class)


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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

                  A complete description of the Common Stock, par value $0.001 per share, of USINTERNETWORKING, Inc. (the "Registrant"), which is to be registered hereunder is contained under the caption "Description of Capital Stock" in the Prospectus which constitutes part of the Registrant's Registration Statement on Form S-1 (Registration No. 333-70717 relating to the offering of 6,000,000 shares of Common Stock of the Registrant (6,900,000 shares if the underwriters' overallotment option in exercised in full)) filed by the Registrant with the Securities and Exchange Commission on January 15, 1999, as amended from time to time. Such description is hereby incorporated by reference.

ITEM 2.  EXHIBITS

                  The following exhibits are filed herewith or are incorporated by reference as indicated below.


           EXHIBIT
           NUMBER        DESCRIPTION
           -------       ----------------------------------------------------------------------
            1.1*         Form of Underwriting Agreement
            3.1*         Amended and Restated Certificate of Incorporation of the Registrant
            3.2*         Form of Second Restated Certificate of Incorporation of the Registrant
            3.3*         Bylaws of the Registrant
            3.4*         Form of Amended and Restated Bylaws of the Registrant
            4.1*         Specimen Certificate for shares of Common Stock, $.001 par value, of the Registrant



* Incorporated by reference to the identically numbered exhibit to the Registration Statement on Form S-1 of the Registrant filed on January 15, 1999, as amended (Registration No. 333-70717).




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                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                             USINTERNETWORKING, INC.

Date:    April 8, 1999                       By:      /s/  WILLIAM T. PRICE
                                                --------------------------------
                                                Name:  William T. Price
                                                Title: Vice President and
                                                        General Counsel


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                                  EXHIBIT INDEX

       EXHIBIT
       NUMBER         DESCRIPTION
       -------        -----------
        1.1*          Form of Underwriting Agreement
        3.1*          Amended and Restated Certificate of Incorporation of the Registrant
        3.2*          Form of Second Restated Certificate of Incorporation of the Registrant
        3.3*          Bylaws of the Registrant
        3.4*          Form of Amended and Restated Bylaws of the Registrant
        4.1*          Specimen Certificate for shares of Common Stock, $.001 par value, of the Registrant



* Incorporated by reference to the identically numbered exhibit to the Registration Statement on Form S-1 of USINTERNETWORKING, Inc. filed by USINTERNETWORKING, Inc. on January 15, 1999, as amended (Registration No. 333-70717).